Exhibit 23.5

CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS

NETHERLAND, SEWELL & ASSOCIATES, INC.

Rice Energy Inc.

2200 Rice Drive

Canonsburg, Pennsylvania 15317

Gentlemen:

As independent petroleum consultants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (the “Registration Statement”) of our reserves reports of Rice Energy Inc.’s proved oil and natural gas reserves estimates and associated cash flow and economics as of December 31, 2015, and the inclusion of our corresponding report letter, dated January 15, 2016, included in or made a part of this Registration Statement. We also consent to the use of the name Netherland, Sewell & Associates, Inc. in this Registration Statement and to all references to us contained in such Registration Statement, including in the prospectuses under the caption “Experts.”

Very truly yours,

By:	/s/ Danny D. Simmons
Danny D. Simmons, P.E.
President and Chief Operating Officer

Netherland, Sewell & Associates, Inc.

Houston, Texas

October 28, 2016